FOR IMMEDIATE RELEASE

Interpublic Announces Redemption of 4.75% Convertible
Senior Notes Due 2023

New York, NY – February 13, 2013 – The Interpublic Group of Companies, Inc. (NYSE: IPG) today announced that it is exercising its option to redeem all 4.75% Convertible Senior Notes due 2023 (the “Notes”) (CUSIP Numbers 460690 BD1 and 460690 BE9), of which an aggregate principal amount of $200.0 million is outstanding.  The redemption date will be March 15, 2013.   As had been announced previously, IPG plans to apply a portion of the proceeds of its debt issued in November 2012 towards the redemption price.

The redemption price is equal to $1,000 per $1,000 principal amount of the Notes, plus accrued and unpaid interest up to, but excluding, the redemption date.  Interest will cease to accrue on and after the redemption date.

As a result of Interpublic’s exercise of its redemption option, holders of the Notes may convert their Notes into shares of Interpublic common stock at any time at a conversion rate of 84.3402 common shares per $1,000 principal amount of Notes through March 14, 2013.  All holders wishing to convert notes must comply with the procedures of The Depository Trust Company (DTC), including with respect to deadlines.  A holder that elects to convert into shares of Interpublic common stock will not receive any accrued interest since the most recent interest payment date on September 15, 2012.  The Notes are convertible into approximately 16.9 million shares of IPG common stock, which, unless holders exercise their conversion rights, will be eliminated from Interpublic’s eligible diluted share count upon redemption.

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201  fax

Interpublic is scheduled to announce full year and fourth quarter 2012 results on February 22, 2013.

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About Interpublic
Interpublic is one of the world's leading organizations of advertising agencies and marketing services companies.  Major global brands include Draftfcb, FutureBrand, GolinHarris International, Huge, Initiative, Jack Morton Worldwide, Lowe and Partners, MAGNAGLOBAL, McCann, Momentum, MRM Worldwide, Octagon, R/GA, UM and Weber Shandwick.  Leading domestic brands include Campbell Ewald; Campbell Mithun; Carmichael Lynch; Deutsch, a Lowe and Partners Company; Gotham Inc.; Hill Holliday; ID Media; Mullen and The Martin Agency.  For more information, please visit www.interpublic.com.

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Contact Information
Tom Cunningham
(Press)
(212) 704-1326

Jerry Leshne
(Analysts, Investors)
(212) 704-1439
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Cautionary Statement

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201  fax

This release contains forward-looking statements.  Statements in this release that are not historical facts, including statements about management’s beliefs and expectations, constitute forward-looking statements.  These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K.  Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties.  A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement.  Such factors include, but are not limited to, the following:

•	potential effects of a challenging economy, for example, on the demand for our advertising and marketing services, on our clients’ financial condition and on our business or financial condition;
•	our ability to attract new clients and retain existing clients;
•	our ability to retain and attract key employees;
•	risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a weakened economy;
•	potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;
•
risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in economic growth rates, interest rates and currency exchange rates; and

•	developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world.

Investors should carefully consider these factors and the additional risk factors outlined in more detail under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and other SEC filings.

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Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201  fax